SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: August 2, 2010
(Date of earliest event reported)

PRINCIPAL FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware 1-16725 42-1520346
(State or other jurisdiction	(Commission file number) (I.R.S. Employer
of incorporation)	Identification Number)

711 High Street, Des Moines, Iowa 50392
(Address of principal executive offices)

(515) 247-5111
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))
____________________

Item 2.02. Results of Operations and Financial Condition

On August 2, 2010, Principal Financial Group, Inc. publicly announced information regarding its results of operations and financial condition for the quarter ended June 30, 2010. The text of the announcement is included herewith as Exhibit 99.

Item 9.01 Financial Statements and Exhibits

99	Second Quarter 2010 Earnings Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRINCIPAL FINANCIAL GROUP, INC.

By: /s/ Terrance J. Lillis
Name: Terrance J. Lillis
Title: Senior Vice President and Chief Financial
Officer

Date: August 2, 2010

EXHIBIT 99

RELEASE:	On receipt
MEDIA CONTACT: Susan Houser, 515-248-2268, houser.susan@principal.com
INVESTOR RELATIONS CONTACT: John Egan, 515-235-9500, investor-relations@principal.com

PRINCIPAL FINANCIAL GROUP, INC. REPORTS SECOND QUARTER 2010 RESULTS

Des Moines, IA (August 2, 2010) – Principal Financial Group, Inc. (NYSE: PFG) today announced results for second quarter 2010. The company reported net income available to common stockholders of $134.0 million, or $0.42 per diluted share for the three months ended June 30, 2010, compared to $150.3 million, or
$0.52 per diluted share for the three months ended June 30, 2009. The company reported operating earnings of
$203.5 million for second quarter 2010, compared to $200.5 million for second quarter 2009. Operating earnings per diluted share (EPS) for second quarter 2010 were $0.63 compared to $0.69 for the same period in
2009. Operating revenues for second quarter 2010 were $2,321.0 million compared to $2,335.8 million for the same period last year.[1]
“The Principal’s second quarter results contributed to very solid financial performance for the first half of 2010. Compared to 2009, we’ve delivered double-digit growth in assets under management, operating earnings, net income and book value per share.[2] ” said Larry D. Zimpleman, chairman, president and chief executive officer. “This reflects not only ongoing improvement in credit and equity market conditions, but also strong execution of our strategy, and ongoing discipline around expenses and the investment portfolio.”
“Our asset management and accumulation growth engines continued to deliver strong results in the second quarter,” said Zimpleman. “Principal International, Principal Global Investors and Principal Funds all
reported double digit earnings growth compared to the prior year quarter, improving 33 percent on a combined basis. Full Service Accumulation’s operating earnings improved strongly, as well, up 21 percent adjusting for the impact of equity market true-ups on deferred policy acquisition cost amortization expense. Principal International also generated record net cash flows of $1.5 billion during the quarter, and our three largest U.S. accumulation businesses[3] delivered a $650 million improvement in sales compared to the year ago quarter.”
“We continue to see signs of economic recovery,” said Terry Lillis, senior vice president and chief financial officer. “During the second quarter, Full Service Accumulation recurring deposits improved from the prior year period for the first time since third quarter 2008. Sales pipelines continue to build, and retirement plan

_______________________________
[1] Use of non-GAAP financial measures is discussed in this release after Segment Highlights.
[2] Book value per share including accumulated other comprehensive income.
[3] Full Service Accumulation, Principal Funds and Individual Annuities.

terminations[4] continue to decline, suggesting increasing stability among small and medium-sized businesses. And in Specialty Benefits, premium and fees increased sequentially for the first time since fourth quarter 2008.”
Added Zimpleman, “As always, we remain committed to helping businesses, their employees and other individuals rebuild their financial futures. While we believe there will be challenges ahead, we look to the future with a continued focus on maintaining our financial strength; managing risks throughout the enterprise; and
serving customers and financial advisors the way they want to be served.”

Additional Highlights
  Assets under management were $284.7 billion as of June 30, 2010, an increase of 10 percent compared to $257.7 billion as of June 30, 2009.
  Solid sales of the company’s three key U.S. retirement and investment products in the second quarter, despite a difficult sales environment with $918 million for Full Service Accumulation, $2.2 billion for Principal Funds and $528 million for Individual Annuities.
  Continued strong operating leverage, reflected in 26 percent growth in operating earnings through six months compared to 13 percent growth in average assets under management.
  Strong capital and liquidity, with: an estimated risk based capital ratio of 440 percent at quarter-end; $2.0 billion of excess capital;[5] and $5.7 billion of liquid assets.

Net Income
Net income available to common stockholders of $134.0 million for second quarter 2010 reflects net realized capital losses of $69.5 million, which include:
  $35.9 million of net losses related to credit gains and losses on sales and permanent impairments of fixed maturity securities, including $32.9 million of losses on commercial mortgage backed securities;
  $25.6 million of losses related to marks on derivatives, primarily interest rate swaps used for hedging activities;
  $10.2 million of losses on commercial mortgage whole loans;
  $17.1 million of losses related to deferred policy acquisition costs;
  $41.9 million of losses on residential mortgage loan loss provisions for Principal Bank, primarily relating to the home equity portfolio; and
  $72.1 million of gains from the change in the company’s economic interest in the Brasilprev joint venture.

Segment Highlights
U.S. Asset Accumulation
Segment operating earnings for second quarter 2010 were $129.0 million, compared to $137.4 million for the same period in 2009, as higher earnings from the full service accumulation and mutual funds businesses were offset by lower earnings from the individual annuities and investment only businesses. Full service accumulation earnings increased $5.5 million from a year ago to $67.9 million for second quarter 2010, reflecting a 19 percent increase in average account values partially offset by $17.0 million of higher deferred policy acquisition cost (DPAC) amortization expense.[6] Principal Funds earnings increased $4.4 million from a year ago to $10.3 million for second quarter 2010, primarily due to a 23 percent increase in average account values. Individual annuities earnings decreased $12.5 million from a year ago to $22.6 million for second

______________________________________________
[4] Plan sponsors shutting down retirement plans as opposed to moving them to another provider.
[5] Excess capital includes cash at the holding company and capital at the life company above that needed to maintain a 350 percent
NAIC risk based capital ratio for the life company.

quarter 2010, primarily due to a $19.8 million increase in DPAC amortization expense.[6] Investment Only earnings were $13.0 million for second quarter 2010, compared to $22.3 million for the same period a year ago.
The decline is primarily due to: a 19 percent drop in average account values, reflecting the company’s continued scale back of its institutional GIC and funding agreement business; and $7.3 million of earnings in second quarter 2009 from the opportunistic early redemption of medium-term notes with no corresponding activity in second quarter 2010.
Operating revenues for the second quarter were $1,021.3 million compared to $991.3 million for the same period in 2009. Higher revenues for the accumulation businesses,[7] which improved $61.3 million, or 9 percent increase from a year ago, were partially offset by a $45.3 million decline in revenues for the investment only business.
Segment assets under management were $157.9 billion as of June 30, 2010, compared to $145.3 billion as of June 30, 2009.

Global Asset Management
Segment operating earnings for second quarter 2010 were $12.3 million, compared to $8.2 million in the prior year quarter, primarily due to an 11 percent increase in average assets under management.
Operating revenues for second quarter were $114.3 million, compared to $103.3 million for the same period in 2009, primarily due to higher management fees.
Unaffiliated assets under management were $71.2 billion as of June 30, 2010, compared to $67.3 billion as of June 30, 2009.

International Asset Management and Accumulation
Segment operating earnings for second quarter 2010 were $35.0 million compared to $29.3 million for the same period in 2009, primarily due to improved macroeconomic conditions and higher assets under management.
Operating revenues were $188.2 million for second quarter, compared to $161.7 million for the same period last year, primarily due to higher net investment income from inflation-linked investments in Chile, the impact of foreign currency movements, and an increase in fees on higher assets under management.
Segment assets under management were a record $38.1 billion as of June 30, 2010, compared to
$28.7 billion as of June 30, 2009. This includes a record $3.4 billion of net cash flows over the trailing twelve months, or 12 percent of beginning of period assets under management.

Life and Health Insurance
Segment operating earnings for second quarter 2010 were $54.6 million, compared to $57.7 million for the same period in 2009. Specialty Benefits earnings were up slightly at $24.0 million in second

_________________________
[6] The variances in DPAC amortization expense for both full service accumulation and individual annuities primarily reflect the impact of declining equity markets during second quarter 2010 compared to improving equity markets during second quarter 2009.
[7] Full Service Accumulation, Principal Funds, Individual Annuities and Bank and Trust Services.

quarter 2010, compared to $23.7 million in the same period a year ago. Individual Life earnings were $26.0 million compared to $28.3 million in second quarter 2009, as growth in the block of business was offset by the impact of equity market performance true-ups on DPAC amortization expense. The Health division had operating earnings of $4.6 million in second quarter 2010 compared to earnings of $5.7 million for second quarter 2009, reflecting the decline from a year ago in group medical covered members.
Operating revenues for second quarter were $1,037.1 million, compared to $1,116.9 million for the same period a year ago. The decline was primarily due to a 16 percent decline in Health division premiums, which primarily reflects a decline in group medical covered members.

Corporate
Operating losses for second quarter 2010 were $27.4 million. This compares to operating losses of
$32.1 million in second quarter 2009, reflecting higher debt outstanding.

Forward looking and cautionary statements
This press release contains forward-looking statements, including, without limitation, statements as to operating earnings, net income available to common stockholders, net cash flows, realized and unrealized losses, capital and liquidity positions, sales and earnings trends, and management's beliefs, expectations, goals and opinions. The company does not undertake to update or revise these statements, which are based on a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Future events and their effects on the company may not be those anticipated, and actual results may differ materially from the results anticipated in these forward-looking statements. The risks, uncertainties and factors that could cause or contribute to such material differences are discussed in the company's annual report on Form
10-K for the year ended December 31, 2009, and in the company’s quarterly report on Form 10-Q for the quarter ended March 31, 2010, filed by the company with the Securities and Exchange Commission, as updated or supplemented from time to time in subsequent filings. These risks and uncertainties include, without limitation: adverse capital and credit market conditions that may significantly affect the company’s ability to meet liquidity needs, access to capital and cost of capital; a continuation of difficult conditions in the global capital markets and the general economy that may materially adversely affect the company’s business and results of operations; the actions of the U.S. government, Federal Reserve and other governmental and regulatory bodies for purposes of stabilizing the financial markets might not achieve the intended effect; the risk from acquiring new businesses, which could result in the impairment of goodwill and/or intangible assets recognized at the time of acquisition; impairment of other financial institutions that could adversely affect the company; investment risks which may diminish the value of the company’s invested assets and the investment returns credited to customers, which could reduce sales, revenues, assets under management and net income; requirements to post collateral or make payments related to declines in market value of specified assets may adversely affect company liquidity and expose the company to counterparty credit risk; changes in laws, regulations or accounting standards that may reduce company profitability; fluctuations in foreign currency exchange rates that could reduce company profitability; Principal Financial Group, Inc.’s primary reliance, as a holding company, on dividends from its subsidiaries to meet debt payment obligations and regulatory restrictions on the ability of subsidiaries to pay such dividends; competitive factors; volatility of financial markets; decrease in ratings; interest rate changes;
inability to attract and retain sales representatives; international business risks; a pandemic, terrorist attack or other catastrophic event; and default of the company’s re-insurers.

Use of Non-GAAP Financial Measures
The company uses a number of non-GAAP financial measures that management believes are useful to investors because they illustrate the performance of normal, ongoing operations, which is important in understanding and evaluating the company’s financial condition and results of operations. They are not, however, a substitute for
U.S. GAAP financial measures. Therefore, the company has provided reconciliations of the non-GAAP measures to the most directly comparable U.S. GAAP measure at the end of the release. The company adjusts

U.S. GAAP measures for items not directly related to ongoing operations. However, it is possible these adjusting items have occurred in the past and could recur in the future reporting periods. Management also uses non-GAAP measures for goal setting, as a basis for determining employee and senior management awards and compensation, and evaluating performance on a basis comparable to that used by investors and securities analysts.

Earnings Conference Call
On Tuesday, August 3, 2010 at 10:00 A.M. (ET), Chairman, President and Chief Executive Officer Larry
Zimpleman and Senior Vice President and Chief Financial Officer Terry Lillis will lead a discussion of results, asset quality and capital adequacy during a live conference call, which can be accessed as follows:

  Via live Internet webcast. Please go to www.principal.com/investor at least 10-15 minutes prior to the start of the call to register, and to download and install any necessary audio software.
  Via telephone by dialing 800-374-1609 (U.S. and Canadian callers) or 706-643-7701 (International callers) approximately 10 minutes prior to the start of the call. The access code is 4587874.
  Replays of the earnings call are available at: www.principal.com/investor or by dialing 800-642-1687 (U.S. and Canadian callers) or 706-645-9291 (International callers). The access code is 4587874.
  Replays will be available approximately two hours after the completion of the live earnings call through the end of day August 10, 2010.

The company's financial supplement and additional investment portfolio detail for second quarter 2010 is currently available at www.principal.com/investor, and may be referred to during the call.

About the Principal Financial Group
The Principal Financial Group® (The Principal ® )[8] is a leader in offering businesses, individuals and institutional clients a wide range of financial products and services, including retirement and investment services, life and health insurance, and banking through its diverse family of financial services companies. A member of the Fortune 500, the Principal Financial Group has $284.7 billion in assets under management[9]
and serves some 18.9 million customers worldwide from offices in Asia, Australia, Europe, Latin America and the United States. Principal Financial Group, Inc. is traded on the New York Stock Exchange under the ticker symbol PFG. For more information, visit www.principal.com.

###

[8] "The Principal Financial Group" and “The Principal” are registered service marks of Principal Financial Services, Inc., a member of the
Principal Financial Group.
9 As of June 30, 2010.

*Operating earnings versus U.S. GAAP (GAAP) net income available to common stockholders
Management uses operating earnings, which excludes the effect of net realized capital gains and losses, as adjusted, and other after-
tax adjustments, for goal setting, as a basis for determining employee compensation, and evaluating performance on a basis comparable to that used by investors and securities analysts. Segment operating earnings are determined by adjusting U.S. GAAP net income available to common stockholders for net realized capital gains and losses, as adjusted, and other after-tax adjustments the company believes are not indicative of overall operating trends. Note: it is possible these adjusting items have occurred in the past and could recur in future reporting periods. While these items may be significant components in understanding and assessing our consolidated financial performance, management believes the presentation of segment operating earnings enhances the understanding of results of operations by highlighting earnings attributable to the normal, ongoing operations of the company’s businesses.

Page 9

Principal Financial Group, Inc.
Results of Operations
(in millions)

	Three Months Ended,		Six Months Ended,	
	06/30/10	06/30/09	06/30/10	06/30/09
Premiums and other considerations	$ 868.2	$ 937.7	$ 1,747.1	$ 1,887.6
Fees and other revenues	554.8	515.2	1,122.4	988.7
Net investment income	877.0	860.1	1,740.0	1,688.6
Net realized capital gains (losses), excluding impairment losses on available-for-sale securities	(11.9)	(20.8)	21.8	11.9
Total other-than-temporary impairment losses on available-for-sale securities	(107.1)	(200.9)	(191.7)	(347.5)
Portion of impairment losses on fixed maturities, available-for-sale recognized in other comprehensive income	52.6	66.5	58.0	117.1
Net impairment losses on available-for-sale securities	(54.5)	(134.4)	(133.7)	(230.4)
Net realized capital losses	(66.4)	(155.2)	(111.9)	(218.5)
Total revenues	2,233.6	2,157.8	4,497.6	4,346.4
Benefits, claims and settlement expenses	1,337.0	1,334.3	2,612.3	2,640.9
Dividends to policyholders	55.0	62.9	111.5	126.4
Operating expenses	683.8	562.7	1,359.7	1,251.1
Total expenses	2,075.8	1,959.9	4,083.5	4,018.4
Income before income taxes	157.8	197.9	414.1	328.0
Income taxes	13.6	33.9	66.3	41.4
Net income	144.2	164.0	347.8	286.6
Net income attributable to noncontrolling interest	1.9	5.4	6.5	7.0
Net income attributable to PFG	142.3	158.6	341.3	279.6
Preferred stock dividends	8.3	8.3	16.5	16.5
Net income available to common stockholders	$ 134.0	$ 150.3	$ 324.8	$ 263.1
Less:				
Net realized capital losses, as adjusted	(69.5)	(50.2)	(126.5)	(101.1)
Other after-tax adjustments	-	-	(7.8)	(0.3)
Operating earnings	$ 203.5	$ 200.5	$ 459.1	$ 364.5

Selected Balance Sheet Statistics

	Period Ended,		
	06/30/10	12/31/09	06/30/09
Total assets (in billions)	$ 136.6	$ 137.8	$ 130.7
Total common equity (in millions)	$ 8,387.5	$ 7,351.5	$ 5,153.2
Total common equity excluding accumulated other comprehensive income (in millions)	$ 8,738.5	$ 8,393.5	$ 8,195.6
End of period common shares outstanding (in millions)	319.8	319.0	318.3
Book value per common share	$ 26.23	$ 23.05	$ 16.19
Book value per common share excluding accumulated other comprehensive income	$ 27.32	$ 26.31	$ 25.75

Page 10

Principal Financial Group, Inc.
Reconciliation of Non-GAAP Financial Measures to U.S. GAAP
(in millions, except as indicated)

	Three Months Ended,		Six Months Ended,	
	06/30/10	06/30/09	06/30/10	06/30/09
Diluted Earnings Per Common Share:				
Operating Earnings	0.63	0.69	1.42	1.32
Net realized capital losses	(0.21)	(0.17)	(0.39)	(0.37)
Other after-tax adjustments	-	-	(0.02)	-
Net income available to common stockholders	0.42	0.52	1.01	0.95
Book Value Per Common Share Excluding Accumulated Other Comprehensive Income:				
Book value per common share excluding accumulated other comprehensive income	27.32	25.75	27.32	25.75
Net unrealized capital gains (losses)	0.30	(7.67)	0.30	(7.67)
Foreign currency translation	(0.21)	(0.20)	(0.21)	(0.20)
Net unrecognized postretirement benefit obligations	(1.18)	(1.69)	(1.18)	(1.69)
Book value per common share including accumulated other comprehensive income	26.23	16.19	26.23	16.19
Operating Revenues:				
USAA	1,021.3	991.3	2,034.0	1,998.8
GAM	114.3	103.3	228.1	207.7
IAMA	188.2	161.7	369.3	225.7
Life and Health	1,037.1	1,116.9	2,095.0	2,247.9
Corporate	(39.9)	(37.4)	(71.6)	(83.1)
Total operating revenues	2,321.0	2,335.8	4,654.8	4,597.0
Net realized capital losses and related adjustments	(87.4)	(178.0)	(157.2)	(250.5)
Terminated commercial mortgage securities issuance operation	-	-	-	(0.1)
Total GAAP revenues	2,233.6	2,157.8	4,497.6	4,346.4
Operating Earnings:				
USAA	129.0	137.4	286.0	230.5
GAM	12.3	8.2	24.3	15.0
IAMA	35.0	29.3	72.9	46.3
Life and Health	54.6	57.7	124.4	129.5
Corporate	(27.4)	(32.1)	(48.5)	(56.8)
Total operating earnings	203.5	200.5	459.1	364.5
Net realized capital losses	(69.5)	(50.2)	(126.5)	(101.1)
Other after-tax adjustments	-	-	(7.8)	(0.3)
Net income available to common stockholders	134.0	150.3	324.8	263.1
Net Realized Capital Gains (losses):				
Net realized capital losses, as adjusted	(69.5)	(50.2)	(126.5)	(101.1)
Periodic settlements and accruals on non-hedge derivatives	24.6	20.0	49.3	27.7
Amortization of DPAC and sale inducement costs	29.8	(114.4)	44.6	(89.6)
Certain market value adjustments of embedded derivatives	(3.6)	(2.5)	(5.8)	(6.5)
Capital gains distributed	0.3	13.6	2.3	6.9
Tax impacts	(45.1)	(29.0)	(76.5)	(65.8)
Noncontrolling interest capital gains	0.7	4.5	4.7	5.6
Recognition of front-end fee revenues	(3.6)	2.8	(4.0)	2.8
Certain market value adjustments to fee revenues	-	-	-	1.5
GAAP net realized capital losses	(66.4)	(155.2)	(111.9)	(218.5)
Other After Tax Adjustments:				
Tax impact of healthcare reform	-	-	(7.8)	-
Terminated commercial mortgage securities issuance operation	-	-	-	(0.3)
Total other after-tax adjustments	-	-	(7.8)	(0.3)